                            SHARE PURCHASE AGREEMENT

          SHARE PURCHASE AGREEMENT, dated as of July 11, 2005, by and between
David Winn, an individual residing at 63 Round Hill Road, Armonk, New York 10504
("Purchaser") and G-III Apparel Group, Ltd., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Purchaser and Issuer desire to provide for the purchase by
Purchaser from Issuer of shares of its common stock, $.01 par value per share
(the "Common Stock") on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Issuer hereby sells to Purchaser, and Purchaser hereby purchases from
Issuer, Fifty Thousand (50,000) shares of Common Stock (the "Shares") at a purchase price of $7.50 per share (or aggregate consideration of Three Hundred
Seventy Five Thousand Dollars ($375,000)).

     Issuer Representation and Warranty
     ----------------------------------

     2. Issuer hereby represents and warrants to Purchaser that, when issued, the Shares will be duly and validly authorized, fully paid and non-assessable shares of Common Stock of the Issuer.

     Purchaser Representations and Warranties
     ----------------------------------------

     3. Purchaser acknowledges that his representations and warranties contained herein are being relied upon by Issuer as a basis for the exemption of the issuance of the Shares hereunder from the registration requirements of the
Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws.

     4. Purchaser understands that (i) the Shares are not registered under the
Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

     5. Purchaser is acquiring the Shares for his own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

     6. Purchaser has relied upon independent investigations made by him or his representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Issuer and realizes that the
Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return.

                                      -1-

     7. Purchaser has such knowledge and experience in financial and business affairs, including investing in companies similar to Issuer, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from the Issuer, and of utilizing the information that it has received from the Issuer to evaluate the merits and risks of his investment in the Shares and is able to bear the economic risk of his investment in the Shares, and understands that he must do so for an indefinite period of time.

     8. Purchaser and his attorneys, accountants, investment and financial advisors, if any, have been provided access to such information about the Issuer as he or his advisors, if any, have requested.

     9. Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act.

     10. Purchaser understands that, until the Shares are registered under the
Securities Act or until a sale pursuant to the provisions of Rule 144 under the
Securities Act, the Shares will bear the following legend (or a substantially similar legend):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE
          SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED
          OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN
          OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH
          DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED."

     Delivery of Shares, Registration Rights and Indemnification
     -----------------------------------------------------------

     11. As soon as reasonably practicable following the date hereof, Issuer will deliver to Purchaser a certificate representing the Shares and bearing the legend set forth above.

          (a)  Issuer shall:

               (i) as promptly as practicable after the date hereof (and in no event more than 60 days from the date hereof), prepare and file with the
     SEC a registration statement on Form S-3 or other appropriate form (the
     "Registration Statement") relating to the resale of the Shares by
     Purchaser;

               (ii) use its reasonable efforts, subject to receipt of necessary information from Purchaser, to cause the SEC to declare the Registration
     Statement effective as promptly as practicable after the Registration
     Statement is filed by Issuer;

               (iii) promptly prepare and file with the SEC (and provide notice to Purchaser of any such filing) such amendments and supplements to the
     Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (A) the date all of the Shares

                                      -2-

     covered by the Registration Statement have been sold by Purchaser, or (B)
     the date that is the first anniversary of the date of this Agreement;

               (iv) furnish to Purchaser such number of copies of prospectuses as Purchaser may reasonably request in order to facilitate the public sale or other disposition by Purchaser pursuant to the Registration Statement of all or any of the Shares owned by Purchaser;

               (v) notify Purchaser at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such
     Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Issuer will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that Issuer, in good faith, may delay the filing of any such amendment or supplement for a reasonable period of time in order to permit Issuer (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or (B) to negotiate, effect or complete any transaction which Issuer reasonably believes might be jeopardized, delayed or made more costly to Issuer by disclosure in the Registration Statement;
     and

               (vi) bear all expenses in connection with the procedures set forth in this Section 11(a) and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel and other advisers to Purchaser or underwriting discounts, brokerage fees and commissions incurred by Purchaser, if any.

          (b) (i) Notwithstanding the generality of the foregoing clauses,
Purchaser agrees that upon notice from Issuer at any time or from time to time during the time the prospectus relating to the Shares covered by the
Registration Statement and proposed to be sold by Purchaser is required to be delivered under the Securities Act of the happening of any event as a result of which, in Issuer's opinion after consultation with its counsel, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, Purchaser will forthwith discontinue
Purchaser's disposition of Shares pursuant to the Registration Statement until the time of such Purchaser's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of Shares, such prospectus shall not include, in the Issuer's opinion after consultation with its counsel, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                                      -3-

               (ii) Purchaser shall furnish Issuer such information regarding such Purchaser and the distribution of the Shares covered by the
     Registration Statement as Issuer may from time to time reasonably request in writing.

               (iii) Purchaser agrees to give at least five (5) business days'
     prior written notice to Issuer of any proposed sale of Shares covered by the Registration Statement pursuant to the Registration Statement and not to make such sale (A) unless such five (5) business days elapse without a
     Response (as hereinafter defined) from Issuer, or (B) in the event that during such five (5) business day period the Issuer sends Purchaser written notice stating that an amendment to the Registration Statement or supplement to the prospectus must be filed in accordance with the second sentence of Section 11(a)(v)(a "Response"), until Issuer notifies Purchaser that the Registration Statement has been amended or the prospectus supplemented as required; provided, however, that Issuer agrees to file such amendment or supplement promptly upon the resolution of the disclosure issue necessitating such delay.

          (c) Issuer will use reasonable efforts to cause the Shares covered by and to be sold pursuant to the Registration Statement to be eligible for quotation on the Nasdaq Stock Market or listed on any national securities exchange on which shares of Common Stock are then quoted or listed.

          (d) (i) In the event of a registration of any of the Shares under the
Securities Act pursuant to this Section 11, Issuer will, to the extent permitted by applicable law, indemnify and hold harmless Purchaser against all losses, claims, damages or liabilities, joint or several, to which Purchaser may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Issuer), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of SEC Rule
430A, or pursuant to SEC Rule 434, or the prospectus, in the form first filed with the SEC pursuant to SEC Rule 424(b), or filed as part of the Registration
Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Purchaser for any legal or other expenses reasonably incurred by
Purchaser in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that Issuer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Purchaser specifically for use in such Registration Statement. For purposes of this Section 11(d), the term
"Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 11(a).

                                      -4-

               (ii) Purchaser will, to the extent permitted by applicable law, indemnify and hold harmless Issuer, each Person who controls Issuer within the meaning of the Securities Act, each officer of Issuer who signs the
     Registration Statement and each director of Issuer, against all losses, claims, damages or liabilities, joint or several, to which Issuer or such officer or director may become subject under the Securities Act, the
     Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Purchaser), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration
     Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Issuer and each such officer, director or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Purchaser will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to Purchaser furnished in writing to
     Issuer by Purchaser specifically for use in the Registration Statement; and
     provided further, however, that the liability of Purchaser hereunder shall not in any event exceed the proceeds received from the sale of Purchaser's
     Shares covered by such Registration Statement.

               (iii) Promptly after receipt by an indemnified party under this
     Section 11(d) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11(d), promptly notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 11(d) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the

                                      -5-

     indemnifying party will not be liable to such indemnified party under this
     Section 11(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence or (B) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

               (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A)
     any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 11(d) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, (B) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 11, or (C) the indemnification provided for by this Section 11 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, Issuer and Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the Shares as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. Purchaser will not be required to contribute any amount in excess of the proceeds received from the sale of his Shares covered by the Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f)
     of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (v) The obligations of Issuer and Purchaser under this Section
     11(d) shall survive completion of any offering of Shares pursuant to a
     Registration Statement and the termination of Issuer's obligations under
     Section 11(a). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                      -6-

     12. Each party hereto will execute and deliver to any other party, from time to time, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, and other documents, assurances or things as may be reasonably necessary, to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired

     13. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given: (i) in the case of a facsimile transmission, upon the next business day following confirmation of transmission, (ii) in the case of delivery by a standard overnight carrier, upon the date of delivery indicated in the records of such carrier, (iii) in the case of delivery by hand, when delivered by hand, or (iv) in the case of delivery by first class mail, upon the expiration of five business days after the date mailed by registered or certified mail (return receipt requested), addressed to the respective parties at the addresses shown below.

               (i)  If to Issuer to:

                        G-III Apparel Group, Ltd.
                        512 Seventh Avenue
                        New York, New York  10018
                        Fax: (212) 719-0921
                        Attn: Wayne Miller

                        with a copy to:

                        Neil Gold, Esq.
                        Fulbright & Jaworski L.L.P.
                        666 Fifth Avenue
                        New York, New York  10103
                        Fax: (212) 318-3400

               (ii) If to Purchaser to:

                        David Winn
                        63 Round Hill Road
                        Armonk, New York 10504

                        with a copy to:

                        Michael Goldsmith, Esq.
                        Silverberg Stonehill & Goldsmith, P.C.
                        111 West 40th Street, 33rd Floor
                        New York, New York

          or at such other address as a party shall specify by notice to the other parties.

     14. Headings and Entire Agreement. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement embodies the entire agreement between the parties with respect to the subject

                                      -7-

matter hereof and supersedes and preempts all prior oral and written understandings and agreements with respect to the subject matter hereof. It may not be amended, modified or changed orally, but only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

     15. Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

     16. Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. No party may assign any obligation under this Agreement except with the prior written consent of the other.

     17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement.

     18. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

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                                      -8-

     IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase
Agreement on the day and year first written above.

                                             G-III APPAREL GROUP, LTD.

                                             /s/ Wayne Miller
                                             -----------------------------------
                                             By: Wayne S. Miller
                                             Title: Chief Operating and
                                                    Financial Officer

                                             /s/ David Winn
                                             -----------------------------------
                                             David Winn

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